As filed with the Securities and Exchange Commission on March 28, 2003

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-12

Plumas Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Plumas Bancorp

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp, which will be held at the Plumas Bank Note Department Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 21, 2003 at 10:30 a.m. At this annual meeting, shareholders will be asked to elect ten directors for the next year.

     Plumas Bancorp is requesting your proxy to vote in favor of all of the nominees for election as directors. The Board of Directors of Plumas Bancorp recommends that you vote “FOR” the election of each of the nominees.

     The proxy statement contains information about each of the nominees for directors and about Plumas Bancorp.

     To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible.

Sincerely,

/s/ WILLIAM E. ELLIOTT

William E. Elliott President and Chief Executive Officer

The date of this proxy statement is March 24, 2003

Notice of Annual Meeting of Shareholders
Annual Meeting of Shareholders
Revocability of Proxies
Persons Making the Solicitation
Voting Securities
Shareholdings of Certain Beneficial Owners and Management
Election of Directors
Independent Accountants
Shareholder Proposals
Certain Transactions
Other Matters
Available Information

Notice of Annual Meeting of Shareholders

Plumas Bancorp

To:   The Shareholders of
             Plumas Bancorp

     Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Plumas Bancorp will be held at the Plumas Bank Note Department Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 21, 2003 at 10:30 a.m., for the purpose of considering and voting upon the following matters:

1.   Election of Directors. To elect ten (10) persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Jerry V. Kehr	William E. Elliott	Alvin G. Blickenstaff
Gerald W. Fletcher	Arthur C. Grohs	Christine McArthur
Terrance J. Reeson	Walter Sphar	Thomas Watson
Daniel E. West

2.   Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 24, 2003 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the meeting.

     Section 3.3 of the Bylaws of Plumas Bancorp sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition on bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the then chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The forgoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

     You are urged to vote in favor of the proposal by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors

Dated: March 24, 2003	/s/ TERRANCE J. REESON

Terrance J. Reeson, Secretary

Plumas Bancorp
Proxy Statement
Annual Meeting of Shareholders
May 21, 2003

     Plumas Bancorp is providing this proxy statement to shareholders of Plumas Bancorp in connection with the annual meeting (“Meeting”) of shareholders of Plumas Bancorp to be held at the Plumas Bank Note Department Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 21, 2003 at 10:30 a.m. and at any and all adjournments thereof.

     It is expected that Plumas Bancorp will mail this proxy statement and accompanying notice and form of proxy to shareholders on or about April 7, 2003.

Revocability of Proxies

     A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Plumas Bancorp an instrument revoking it, or a duly executed proxy bearing a later date. The Secretary of Plumas Bancorp is Terrance J. Reeson, and any revocation should be filed with him at Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. In addition, the powers of the proxyholders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, the proxyholders will vote all shares represented by a properly executed proxy received in time for the meeting in accordance with the instructions on the proxy. If no instruction is specified with regard to the matter to be acted upon, the proxyholders will vote the shares represented by the proxy “FOR” each of the nominees for directors. If any other matter is presented at the meeting, the proxyholders will vote in accordance with the recommendations of management.

Persons Making the Solicitation

     The Board of Directors of Plumas Bancorp is soliciting proxies. Plumas Bancorp will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the meeting. Plumas Bancorp contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Plumas Bancorp may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, Plumas Bancorp will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Plumas Bancorp may utilize the services of individuals or companies not regularly employed by Plumas Bancorp in connection with the solicitation of proxies, if management of Plumas Bancorp determines that this is advisable.

Voting Securities

     Management has fixed March 24, 2003 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the meeting. On March 24, 2003, there were 3,222,636 shares of Plumas Bancorp’s common stock issued and outstanding. Each holder of Plumas Bancorp’s common stock will be entitled to one vote for each share of Plumas Bancorp’s common stock held of record on the books of Plumas Bancorp as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Plumas Bancorp gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation.

     The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain Beneficial Owners and Management

     Management of Plumas Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of Plumas Bancorp’s common stock, except as set forth in the table below. The following table sets forth, as of February 15, 2003, the number and percentage of shares of Plumas Bancorp’s outstanding common stock beneficially owned, directly or indirectly, by each of Plumas Bancorp’s directors, named executive officers and principal shareholders and by the directors and executive officers of Plumas Bancorp as a group. The shares “beneficially owned” are determined under the Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 15, 2003. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options. Management is not aware of any arrangements, which may result in a change of control of Plumas Bancorp.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (a)		Percent of Class (a)

Principal Shareholders:
Ernest G. Leonhardt 1987 Irrevocable Trust (b)	163,531		5.1
Cortopassi Partners LP (c)	317,151		9.8

Directors and Named Executive Officers:
William E. Elliott	73,832	(1)	2.2
Douglas N. Biddle	46,862	(2)	1.4
Dennis C. Irvine	17,285	(3)	*
Robert T. Herr	3,000	(4)	*
Jerry V. Kehr	71,400	(5)	2.2
Alvin Blickenstaff	44,068	(6)	1.3
Gerald Fletcher	19,623	(7)	*
Arthur Grohs	28,657	(8)	*
Christine McArthur	5,523	(9)	*
Terrance J. Reeson	53,090	(10)	1.6
Walter Sphar	51,708	(11)	1.6
Tom Watson	12,171	(12)	*
Daniel E. West	18,394	(13)	*
All 13 Directors and Executive Officers as a Group	445,613		13.5

*	Less than one percent

(a)
Includes 70,580 shares subject to options held by the directors and executive officers that were exercisable within 60 days of February 15, 2003. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(b)	Charles W. Leonhardt and Linda L. Leonhardt are the Trustees of the Ernest G. Leonhardt 1987 Irrevocable Trust. The address of the Trust is 15 Quincy Junction Road, Quincy, California 95971.

(c)	Santomo Inc. is the general partner of Cortopassi Partners LP. The address of the Limited Partnership is 11292 North Alpine Road, Stockton, California 95212.

(1)
Mr. Elliott has shared voting and investment powers as to 47,457 shares and sole investing powers but no voting powers as to 6,935 shares. He also has 19,440 shares acquirable by exercise of stock options.

(2)
Mr. Biddle has shared voting and investment powers at to 32,689 shares and sole investing powers but no voting powers as to 4,453 shares. He also has 9,720 shares acquirable by exercise of stock options.

(3)	Mr. Irvine has sole investing powers but no voting powers as to 7,333 shares and shared voting and investment powers as to 232. He also has 9,720 shares acquirable by exercise of stock options.

(4)	Mr. Herr has 3,000 shares acquirable by exercise of stock options.

(5)	Mr. Kehr has shared voting and investment powers as to 68,160 shares. He also has 3,240 shares acquirable by exercise of stock options.

(6)	Mr. Blickenstaff has shared voting and investment powers as to 42,126 shares and sole investing powers but no voting powers as to 1,942 shares.

(7)	Mr. Fletcher has shared voting and investment powers as to 16,383 shares. He also has 3,240 shares acquirable by exercise of stock options.

(8)	Mr. Grohs has shared voting and investment powers as to 25,417 shares. He also has 3,240 shares acquirable by exercise of stock options.

(9)	Ms. McArthur has shared voting and investment powers at to 3,523 shares. She also has 2,000 shares acquirable by exercise of stock options.

(10)	Mr. Reeson has shared voting and investment powers as to 49,850 shares. He also has 3,240 shares acquirable by exercise of stock options.

(11)	Mr. Sphar has shared voting and investment powers as to 48,468 shares. He also has 3,240 shares acquirable by exercise of stock options.

(12)	Mr. Watson has sole voting and investment powers as to 8,421 shares. He also has 3,750 shares acquirable by exercise of stock options.

(13)	Mr. West has sole voting powers but no investment powers as to 11,196 shares and shared voting and investment powers as to 448 shares. He also has 6,750 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Plumas Bancorp’s directors and certain executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during 2002 the Reporting Persons complied with all filing requirements applicable to them.

Election of Directors

     The persons named below, all of whom are current members of the Board, will be nominated for election as directors at the Meeting to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all 10 nominees, as appropriate. The 10 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth, as of March 24, 2003, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of Plumas Bancorp.

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years

William E. Elliott President and CEO	62	1987	President and CEO of Plumas Bank since March 1987, Quincy, CA.

Jerry V. Kehr. Chairman of the Board	73	1980	Real Estate Broker, Coldwell Banker, Kehr/O’Brien Real Estate, Chester, CA.

Alvin G. Blickenstaff	66	1988	Farmer and Rancher, owner and operator of Blickenstaff Ranch, Janesville, CA.

Gerald W. Fletcher	60	1988	Rancher and Real Estate Broker, Susanville, CA.

Arthur C. Grohs	66	1988	Retired. Former Retailer, Susanville, CA.

Christine McArthur	41	1999	Owner and operator of McArthur Farm Supply,Inc., ranching operation, McArthur Livestock,McArthur, CA.

Terrance J. Reeson	58	1985	Executive Director, Main Street Chamber of Commerce, Quincy, CA.

Walter Sphar	72	1988	Owner and operator of Walt Sphar Trucking, Likely, CA.

Thomas Watson	59	2001	Owner and operator of Truckee River Associates, a real estate development management firm in Truckee, CA.

Daniel E. West Vice-Chairman of the Board	49	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA

     All nominees will continue to serve if elected at the meeting until the 2004 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Plumas Bancorp acting within their capacities as such. There are no family relationships between any of the directors of Plumas Bancorp. No director of Plumas Bancorp serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

     Plumas Bancorp’s Board of Directors met 10 times in 2002. None of Plumas Bancorp’s directors attended less than 75 percent of all Board of Directors’ meetings and committee meetings of which they were a member, except Messrs. Grohs and Watson who missed 33 percent of the Audit Committee meetings.

Audit Committee

     Plumas Bancorp has an audit committee composed of Mr. Reeson, Chairman and Messrs. Grohs, Sphar and Watson. The audit committee met six times during 2002. The audit committee functions are to review all internal and external audits including the audit by Perry-Smith LLP, Plumas Bancorp’s independent auditor, report any significant findings of audits to the Board of Directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are addressed. The audit committee meets annually to discuss and review the overall audit plan. The Board of Directors has adopted a written charter for the audit committee.

Audit Committee Report

     This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Plumas Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

     The Board of Directors and the audit committee has reviewed Plumas Bancorp’s audited financial statements and discussed such statements with management. The Board of Directors and the audit committee has discussed with Perry-Smith LLP, Plumas Bancorp’s independent auditors during the year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

     The audit committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The audit committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.

     Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that Plumas Bancorp’s audited financial statements be included in Plumas Bancorp’s Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     Each of the audit committee members satisfies the definition of independent director as established in the NASDAQ listing standards. The audit committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the audit committee that would impair any member’s ability to act independently.

Audit Committee Members

Terrance J. Reeson Thomas Watson	Arthur C. Grohs	Walter Sphar

Personnel Committee

     Plumas Bancorp has a personnel committee that met two times in 2002. The personnel committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff and Elliott. The purpose of the personnel committee is to set policies, establish the executive compensation for the Chief Executive Officer, review salary recommendations, grant stock options and approve other personnel matters, which are in excess of management’s authority.

Personnel Committee Report

     The personnel committee establishes the overall executive compensation guidelines of Plumas Bancorp and establishes the compensation plans and specific compensation levels of the Chief Executive Officer and other executive officers. The personnel committee reviews its approach to executive compensation annually.

     The personnel committee believes that executive officer compensation should be closely aligned with the performance of Plumas Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist Plumas Bancorp in attracting and retaining key executives critical to its long-term success. To that end, the personnel committee’s policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on Plumas Bancorp’s performance and, in certain cases, individual performance as well, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of Plumas Bancorp. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Compensation of Directors and Executive Officers

Director Compensation

     During 2002, directors, except the Chairman, each received $1,600 per month for serving on the Bank’s Board of Directors and committees. The Chairman received $1,900 per month.

     Deferred Fee Agreement: Effective May 1998 the Company entered into Deferred Fee Agreements with board member Kehr and retired board member Schoensee. On March 3, 2001 the Company entered into a Deferred Fee Agreement with board member Watson. The purpose of the Deferred Fee Agreements is to provide a board member an opportunity to defer his or her director fees as an incentive to continue service with the Company. The agreement provides for deferral of director fees to the earlier of an agreed upon distribution date or the termination of director services for any reason. The Company will accrue interest on all deferred director fees at an annual floating percentage rate of the current Prime Rate minus 1%. In the event of death prior to retirement, the beneficiary will receive full-deferred fee benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to the full-deferred fee benefit accrued up to the point of director’s termination of service.

     Non-Qualified Stock Options: The Board of Directors of Plumas Bank adopted the 1991 Stock Option Plan (the “1991 Plan”) in March 1991. The 1991 Plan was approved by the shareholders at the 1991 Annual Meeting. Non-qualified stock options representing 5,625 shares of stock were granted to a director of the Company at an exercise price of $7.72 per share in November 1997. Non-qualified stock options representing 23,805 shares of stock were granted to directors of the Company at an exercise price of $7.44 per share in November 1998. Non-qualified stock options representing 3,750 shares of stock were granted to a director of the Company at an exercise price of $7.00 per share in August 2000.

     The Board of Directors of Plumas Bank adopted the 2001 Stock Option Plan (the “2001 Plan”) in March 2001. The 2001 Plan was approved by the shareholders at the 2001 Annual Meeting. Non-qualified stock options representing 3,750 shares were granted to a director of the Company at an exercise price of $8.29 per share in November 2001. Non-qualified stock options representing 33,750 shares of stock were granted to directors of the Company at an exercise price of $16.13 per share in December 2002.

     As of December 31, 2002, the Company had 66,690 non-qualified stock options outstanding to directors of the Company, of which 32,940 were exercisable. All stock options were granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of the grant. The amount of options outstanding at December 31, 2002 (as well as the original option grant information presented above) has been adjusted to reflect the 3-for-2 stock split effective June 15, 1999 and the 3-for-2 stock split effective November 26, 2002.

     Each option granted under both the 1991 and 2001 Plans expires no later than ten (10) years from the date the option was granted. Both Plans allows the options granted to be exercised by the optionee according to a vesting schedule. The vesting of stock options typically occurs at a rate that provides for a 20% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of five years of service. All of the non-qualified stock options outstanding to directors of the Company, vest over a five-year period as described above, with the exception of 15,000 non-qualified stock options granted in December 2002 to four directors of the Company that are nearing retirement. Messrs. Blickenstaff, Kehr, Grohs and Sphar, each were granted 3,750 non-qualified stock options at an exercise price of $16.13 per share. These options vest at a rate that provides for a 33% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of three years.

Director Emeritus Plans

     Director Retirement Agreement: Effective March 1, 1998 the Company entered into Director Retirement (fee continuation) Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar, Wellenbrock (currently retired) and West. The purpose of the fee continuation agreements is to provide a retirement benefit to the board members as an incentive to continue service with the Company. The agreement provides for fee continuation benefits of up to $8,100 per year for 5 years after retirement. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. If the director terminates service with the Company for a reason other than death or disability prior to the retirement age of 75, he/she will be entitled to fee continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of fee continuation benefits occurs at a rate that provides for a 6.67% vesting for each completed year of service, for a total vesting of 100% after the completion of fifteen years of service. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     During April and May of 2000, the Director Retirement Agreements for the directors described above were modified to increase the amount of the annual benefit to $10,000 and extend the term to 12 years after retirement with these benefits beginning after the third anniversary of the director’s retirement. Additionally, on May 12, 2000, the Company entered into a Director Retirement Agreement with board member McArthur.

This increase in benefits was informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     Consulting Agreement: In May 2000, the Company entered into Consulting Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar, Wellenbrock (currently retired) and West. The purpose of the Consulting Agreements is to provide consideration to the board members in exchange for consulting services. The agreements provide for consulting fees of $10,000 per year for 3 years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s consulting services. If the retired director voluntarily terminates his or her consulting services for other than good reason or if the Company terminates the director’s consulting services for cause, the Consulting Agreement shall terminate.

Executive Officers

     The following table sets forth information, as of March 24, 2003, concerning executive officers of Plumas Bancorp and Plumas Bank:

		Position and Principal Occupation
Name	Age	For the Past Five Years

William E. Elliott	62	President and Chief Executive Officer of Plumas Bancorp and Plumas Bank.

Douglas N. Biddle	49	Executive Vice President and Chief Financial Officer of Plumas Bancorp and Executive Vice President and Chief Administrative Officer of Plumas Bank

Dennis C. Irvine	56	Executive Vice President and Chief Information and Technology Officer of Plumas Bank.

Robert T. Herr	54	Executive Vice President and Loan Administrator of Plumas Bank.

Executive Compensation

The persons serving as the executive officers of Plumas Bancorp and Plumas Bank received during 2002, and are expected to continue to receive in 2003, cash compensation in their capacities as executive officers of Plumas Bancorp and Plumas Bank.

The following Summary Compensation Table indicates the compensation of Plumas Bancorp and Plumas Bank’s executive officers.

Summary Compensation Table

					Long Term Compensation

Annual Compensation					Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

				Other
				Annual	Restricted			All Other
Name and				Compen-	Stock		LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	Options/	Payouts	sation
Position	Year	($)	($)	($)(1)	($)	SARs(3)	($)	($)(2)

William E. Elliott	2002	169,284	65,900	4,585	0	11,250	0	366
	2001	158,938	53,000	4,503	0	0	0	608
	2000	150,501	45,000	4,515	0	0	0	419
Douglas N. Biddle	2002	115,692	27,008	3,396	0	7,500	0	N/a
	2001	107,072	25,000	3,145	0	0	0	N/a
	2000	100,834	22,500	3,700	0	0	0	N/a
Dennis C. Irvine	2002	106,310	25,728	3,130	0	7,500	0	N/a
	2001	102,457	22,500	3,010	0	0	0	N/a
	2000	96,334	22,500	2,890	0	0	0	N/a
Robert T. Herr	2002	105,590	24,320	3,100	0	7,500	0	N/a
	2001	95,806	15,000	2,269	0	0	0	N/a
	2000	80,284	0	0	0	7,500	0	N/a

(1)	This amount represents the Company’s contribution under Plumas Bank’s 401(k) Plan.

(2)	This amount represents the Company’s cost of premiums for excess disability, medical and life insurance.

(3)	The Company has not issued any SARs

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)

				Value of
			Number of	Unexercised In-
			Unexercised	the-Money
			Options/SARs at	Options/SARs at
			Year-End (#)	Year-End ($)
	Shares Acquired on	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable	Unexercisable

William E. Elliott	0	$0	Options Only 19,440/11,250	Options Only $161,600/$0
Douglas N. Biddle	0	$0	Options Only 9,720/7,500	Options Only $80,800/$0
Dennis C. Irvine	0	$0	Options Only 9,720/7,500	Options Only $80,800/$0
Robert T. Herr	4,500	$37,380	Options Only 3,000/7,500	Options Only $25,800/$0

Note – The Company has not issued any SARs.

Option/SAR Grants Table
Option/SAR Grants in Last Fiscal Year

Individual Grants(1)
		% of Total
		Options/SARs
	Options/SARs	Granted to	Exercise or
	Granted	Employees	Base Price	Expiration
Name	(#)	in Fiscal Year	($/Share)	Date

William E. Elliott	11,250	16.8	$16.13	December 18, 2012
Douglas N. Biddle	7,500	11.2	$16.13	December 18, 2012
Dennis C. Irvine	7,500	11.2	$16.13	December 18, 2012
Robert T. Herr	7,500	11.2	$16.13	December 18, 2012

(1)	The Company has not issued any SARs.

     The Board of Directors of the Company entered into an employment agreement with Mr. Elliott dated February 9, 1990, subsequently restated on October 15, 1999. Under the terms of the agreement the Company has provided and will provide employment to Mr. Elliott from October 15, 1999 to July 1, 2004. His current annual base salary is $152,000 with future base salary increases to be granted at the sole discretion of the Board of Directors. The Company also provides a $100,000 term life insurance policy on behalf of Mr. Elliott. Mr. Elliott is entitled to participate in any and all other employee benefits and plans existing or developed by the Company. The Company has the right to terminate the agreement for “cause”, as defined in the agreement. If the Board of Directors of the Company determines that Mr. Elliott’s continued employment would be detrimental to the best interests of the shareholders, he will be entitled to termination pay of one (1) year’s salary or the balance due per the employment agreement, whichever is less.

     On October 13, 1993, the Company’s Board of Directors entered into a salary continuation agreement with Mr. Elliott. The purpose of the salary continuation agreement is to provide special incentive to Mr. Elliott for his continuing employment with the Company on a long-term basis. The agreement provides Mr. Elliott with salary continuation benefits of up to $75,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Elliott’s beneficiary will receive the full salary continuation benefits. In the event of disability wherein Mr. Elliott does not continue employment with the Company, Mr. Elliott is entitled to salary continuation benefits (which are reduced if at the time of disability he does not have 12 years of service with the Company) beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Elliott terminates employment with the Bank for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits is at the rate of 5% per year for the first four years of service, 10% per year for the next four years of service, 15% per year for the next two years of service and 5% per year for the next two years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Elliott as the insured party and the Company as the beneficiary of the policies.

     On June 2, 1994, the Company’s Board of Directors entered into salary continuation agreements with Mr. Biddle and Mr. Irvine. The purpose of the salary continuation agreements is to provide special incentive to

Mr. Biddle and Mr. Irvine to continue employment with the Company on a long-term basis. The agreement provides Mr. Biddle and Mr. Irvine with salary continuation benefits of up to $45,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Biddle and Mr. Irvine’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Biddle or Mr. Irvine does not continue employment with the Company, Mr. Biddle and Mr. Irvine are entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Biddle or Mr. Irvine terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, such person will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Biddle and Mr. Irvine as the insured parties and the Company as the beneficiary of the policies.

     As of December 28, 1999, the salary continuation agreements for Mr. Elliott, Mr. Biddle and Mr. Irvine were modified to increase the amount of the annual benefit to $110,000, $62,000 and $62,000, respectively. This increase in benefits is informally funded by single premium life insurance policies. Mr. Elliott, Mr. Biddle and Mr. Irvine are the insured parties and the Company is the beneficiary of the policies.

     On June 4, 2002, the Company’s Board of Directors entered into salary continuation agreements with Mr. Herr. The purpose of the salary continuation agreements is to provide special incentive to Mr. Herr to continue employment with the Company on a long-term basis. The agreement provides Mr. Herr with salary continuation benefits of up to $62,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Herr’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Herr does not continue employment with the Company, Mr. Herr is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Herr terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 55% vesting at age 60 and 9% per year for the next five years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Herr as the insured parties and the Company as the beneficiary of the policies.

Independent Accountants

     The firm of Perry-Smith LLP served as certified independent public accountants for Plumas Bancorp with respect to the year 2002, and Perry-Smith LLP has been appointed as Plumas Bancorp’s certified independent public accountants for 2003. Plumas Bancorp’s Board has determined the firm of Perry-Smith LLP to be fully independent of the operations of Plumas Bancorp.

     Aggregate fees billed by Perry-Smith LLP to Plumas Bancorp for the year ended 2002 are as follows:

Audit fees	$73,000
Financial information systems design and implementation fees	—
All other fees:
Audit of Bank’s 401k Plan	11,000
Tax preparation	8,000
Operational reviews	15,000
Interest rate risk review	5,000
Loan files review	19,000

Total fees	$131,000

     The Audit Committee of the Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

     Perry-Smith LLP audited Plumas Bancorp’s financial statements for the year ended December 31, 2002. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

     Shareholder proposals to be submitted for presentation at the 2004 annual meeting of shareholders of Plumas Bancorp must be received by Plumas Bancorp no later than December 31, 2003. Shareholder proposals should be addressed to Mr. William E. Elliott at Plumas Bancorp, 35 S Lindan Avenue, Quincy, California 95971. Shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of Plumas Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be received by the President of Plumas Bancorp no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President not later than the time fixed in the notice of the meeting for the opening of the meeting.

Certain Transactions

     Some of the directors and executive officers of Plumas Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Plumas Bancorp in the ordinary course of Plumas Bancorp’s business, and Plumas Bancorp expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

     Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Available Information

     Plumas Bancorp’s common stock is registered under the Securities Exchange Act of 1934 and as a result Plumas Bancorp is required to file annual reports, quarterly reports and other periodic filings with the SEC and those and other filings may be inspected and/or printed from the SEC website at “www.sec.gov”. Call reports of Plumas Bank may be obtained from the FDIC at its website at “www.fdic.gov”.

     PLUMAS BANCORP’S 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE BY WRITING TO MS. KATHY JOHN AT PLUMAS BANK, 35 S. LINDAN AVENUE, QUINCY, CALIFORNIA 95971 OR BY TELEPHONING HER AT (530) 283-7307.

PROXY

PLUMAS BANCORP

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. William E. Elliott, Jerry V. Kehr and Terrance J. Reeson, as proxies with full power of substitution, to represent, vote and act with respect to all shares of common stock of Plumas Bancorp (the “Bancorp”) which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 21, 2003 at 10:30 a.m., at the Plumas Bank Note Department building located at 32 Central Avenue, Quincy, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of ten (10) persons to be directors.

Alvin G. Blickenstaff	William E. Elliott	Gerald W. Fletcher	Arthur C. Grohs
Jerry V. Kehr	Christine McArthur	Terrance J. Reeson	Walter Sphar
Thomas Watson	Daniel E. West

☐	FOR ALL NOMINEES LISTED ABOVE (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that nominee’s name on the space below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.

PLEASE SIGN AND DATE BELOW

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

     (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO	☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

Number of Shares	Please Print Your Name(s)	Signature of Shareholder(s)	Date

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.